CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         As independent public accountants, we hereby consent to the incorporation by reference in this Form S-4 registration statement of our report dated March 14, 1997, included (or incorporated by reference) in Wright Medical Technology, Inc.'s Form 10-K for the year ended December 31, 1996, and to all references to our firm included in this registration statement.



                                                    /s/Arthur Andersen LLP
                                                    Arthur Andersen LLP



Memphis, Tennessee
August 29, 1997